UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

BRT REALTY TRUST
(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

516-466-3100
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01   Other Events.

On June 12, 2013, we granted an assignable option to acquire all or substantially all of our interest in a joint venture that owns a leasehold interest in a property located in midtown New York City. The option holder, our partner in the joint venture that owns this leasehold interest, paid a $200,000 non-refundable deposit in connection with the grant. The option gives the holder the right, but not the obligation, to buy our interest in the venture for a purchase price ranging from $ 5.5 million to $6 million, depending on, among other things, the structure of the transaction.   It is anticipated that our gain from the sale of this interest will range from $5.5 million to $6 million and  that this sale will be completed in the summer of 2013, though no assurance can be given that the sale will be completed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

Date: June 14, 2013	By:	/s/ David W. Kalish
David W. Kalish
Senior Vice President - Finance